UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amended and Restated Revolving Credit Facility

On September 21, 2026, the Company amended and restated its existing $1 billion revolving credit agreement, dated as of June 6, 2025, by and among the Company, the several lenders parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as syndication agent, and The Toronto-Dominion Bank, New York Branch, Bank of America, N.A., UniCredit Bank GMBH, New York Branch, the Bank of New York Mellon, ING Bank N.V., Dublin Branch, HSBC Bank USA, N.A. and MUFG Bank, Ltd., as co-documentation agents (the “Fourth Amended and Restated Revolving Credit Agreement”), to, among other things, increase the aggregate revolving credit commitments thereunder from $1 billion to $1.25 billion, extend the termination date to September 19, 2031 and modify certain financial definitions and covenants. The Company plans to use its amended and restated credit facility for working capital and general corporate purposes, including, but not limited to, capital expenditures, the repurchase of the Company’s capital stock and permitted refinancing of existing debt, as well as for funding potential acquisitions.

The Fourth Amended and Restated Revolving Credit Agreement contains customary representations, warranties and affirmative covenants as well as customary negative covenants, subject to negotiated exceptions, on liens, indebtedness, significant corporate changes (including mergers), dispositions and certain restrictive agreements. The Fourth Amended and Restated Revolving Credit Agreement also contains customary events of default, such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation of the Company’s business.

The above description of the Fourth Amended and Restated Revolving Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Fourth Amended and Restated Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Fourth Amended and Restated Revolving Credit Agreement, dated as of September 21, 2026, among the Company, the several lenders parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as syndication agent, and The Toronto-Dominion Bank, New York Branch, Bank of America, N.A., UniCredit Bank GMBH, New York Branch, the Bank of New York Mellon, ING Bank, N.V., Dublin Branch, HSBC Bank USA, N.A. and MUFG Bank, Ltd., as co-documentation agents.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: September 22, 2026	By:	/s/ Kelly Murphy
	Name:	Kelly Murphy
	Title:	Senior Vice President and General Counsel